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                                                                       EXHIBIT 5

                            DRINKER BIDDLE & SHANLEY
                                500 CAMPUS DRIVE
                       FLORHAM PARK, NEW JERSEY 07932-1047

                                December 28, 2001


The BISYS Group, Inc.
90 Park Avenue
New York, New York 10016


         Re:      The BISYS Group, Inc.
                  2001 Employee Stock Purchase Plan
                  2002 Employee Stock Purchase Plan


Ladies and Gentlemen:

         We have acted as special counsel to The BISYS Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to the offer and sale of up to 125,000 shares (the "2001 Plan Shares") of the Company's common stock, par value $.02 per share ("Common Stock"), issuable pursuant to the Company's 2001 Employee Stock Purchase Plan (the "2001 Plan"), and 325,000 shares (the "2002 Plan Shares") of Common Stock issuable pursuant to the Company's 2002 Employee Stock Purchase Plan (the "2002 Plan").

         This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

         For purposes of this opinion, we have examined originals or copies, certified or otherwise, identified to our satisfaction, of the Registration Statement, together with exhibits filed as a part thereof, and all such other documents, records, certificates, including certificates of public officials, and other instruments as we have deemed necessary or appropriate.

         Based upon the foregoing, we are of the opinion that:

         1. The Company is validly existing under the laws of the State of Delaware.

         2. The 2001 Plan Shares have been duly authorized and, when issued in the manner and for the consideration contemplated by the 2001 Plan, will be validly issued, fully paid and non-assessable.
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The BISYS Group, Inc.
December 28, 2001
Page 2

         3. The 2002 Plan Shares have been duly authorized and, when issued in the manner and for the consideration contemplated by the 2002 Plan, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein. By giving the foregoing consent, we do not admit that we are persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                                      Very truly yours,

                                      Drinker Biddle & Shanley LLP